Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-230659 and 333-275373) and Form S-8 (Nos. 333-198240, 333-202886, 333-210059, 333-216622, 333-223513, 333-230126, 333-237115, 333-254143, 333-258642, 333-263091, 333-266648, 333-270297, 333-273770 and 333-277244) of Ocular Therapeutix, Inc. of our report dated March 11, 2024 relating to the financial statements, which appears in this Form 10-K for the year ended December 31, 2023.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts

March 11, 2024